SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported): December 21, 1999

CYBER MERCHANTS EXCHANGE, INC.
(Exact name of registrant as specified in its charter)

California (State of incorporation)	333-60487 (Commission File Number)	95-4597370 (I.R.S. Employer Identification No.)
600 S. Lake Ave., Suite 405, Pasadena, CA (Address of principal executive offices)		91106 (Zip Code)

Registrant's telephone number, including area code: (626) 793-5000

Item 5: Other Events

On February 4, 2000, the Company's board of directors voted to expand the board of directors to six and elected Philip Hawley as a director at that point in time.

Biographical information for Philip Hawley

For the past three years, Philip Hawley has been chairman and CEO of Krause's Furniture Inc., (AMEX: KFI), a leading manufacturer and retailer of custom-crafted furniture, that is involved in business-to-business e-commerce and traditional brick and mortar business to consumer commerce.

Prior to joining Krause's, he served as chairman and CEO of the former Carter Hawley Hale Stores, Inc., the multi-billion dollar department and specialty holding company which operated under the names: The Broadway, Neiman Marcus, Contempo Casuals, Emporium, Weinstock's, Bergdorf Goodman, Holt Renfrew - Canada, Waldenbooks, John Wanamaker, Thalhimers, and Sunset House.

Hawley is a member of the board of directors of Weyerhaeuser Company and has retired from positions on the board of directors for AT&T, Atlantic Richfield Company, BankAmerica Corporation and Bank of America, NT&SA, Johnson & Johnson, and The Walt Disney Company. In addition, he is a life trustee for the Huntington Library and Art Gallery and the University of Notre Dame, and a trustee for the California Institute of Technology.

Hawley holds a B.S. from the University of California, Berkeley, and completed the Advanced Management Program at Harvard University's Graduate School of Business Administration.

Item 5: Other Events

On December 21, 1999, the Company signed an agreement forming a joint venture corporation with Abest Technology Company, Ltd. This partnership establishes a joint venture corporation in Taiwan under the name C-ME.com/Taiwan. Under the agreement, C-ME.com/Taiwan will expand Cyber Merchants Exchange's Internet Sourcing Network into Taiwan by opening merchandise sourcing offices in Taipei, Taichung City, and Kaohsiung. These cities chosen for proximity to major manufacturing centers.

The Company believes that C-ME.com/Taiwan will be a stepping stone for C-ME.com in the Pacific Rim. Unlike the economies of Taiwan, Singapore, South Korea and Hong Kong, Taiwan's economy is dominated by many small and medium sized manufacturers who predominantly export their products. Because of this concentration of smaller manufacturers, Cyber Merchants Exchange will be able to test and prove its global merchandise sourcing model in Taiwan, with plans to aggressively expand into other Pacific Rim and Asian manufacturing centers.

The Company's goal with this joint venture is to begin aggregating manufacturers to create efficiencies for both foreign manufacturers and U.S. retailers. With increasing pressure from consumers to lower prices and from shareholders to increase earnings, U.S. retailers are focused on increasing their profit margins by reducing their sourcing and buying costs.

The Company believes that the joint venture will allow our retail partners to source merchandise directly from Taiwanese manufacturers, increasing retailer efficiencies by reducing costs associated with many middlemen, and may also substantially increase the pool of manufacturers from which a retailer may buy merchandise. This will foster price and quality competition, which in turn will benefit consumers with better merchandise at lower prices.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2000	CYBER MERCHANTS EXCHANGE, INC. By /s/ Frank Yuan ______________________ Name: Frank S. Yuan Title: Chairman and CEO